Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Veritex Holdings, Inc. of our report dated March 30, 2017, relating to the consolidated financial statements of Sovereign Bancshares, Inc.

/S/ RSM US LLP

Dallas, Texas
January 3, 2019